Exhibit 10.13
LOCK-UP AGREEMENT
     THIS AGREEMENT (this “Agreement”) is dated as of December 27, 2007 by and among NovaRay Medical, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Schedule A attached hereto (collectively, the “Stockholders”).
     WHEREAS, to induce the Company and the investors (the “Investors”) to enter into the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and the Investors, the Stockholders have agreed not to sell any shares of the Company’s common stock (the “Common Stock”), that such Stockholders presently own or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.
     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:
     1. Restriction on Transfer; Term. The Stockholders hereby agree with the Company that the Stockholders will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any of the shares of Common Stock from the period commencing on the Initial Closing and expiring on the date that is twelve (12) months following the Effectiveness Date (as defined in Section 1 of the Registration Rights Agreement) (the “Period”). The restrictions in the first sentence of this Section 1 shall not apply to (a) shares of Common Stock or other securities acquired in open market transactions or otherwise after the Initial Closing, (b) transfers made (1) to Stockholder’s spouse, lineal descendants, father, mother, brother or sister or any trust for the benefit of any such family member (collectively, “Immediate Family Members”) or (2) to a trust or otherwise for bona fide estate planning purposes if the beneficiaries of such trust consist solely of Stockholder and/or his Immediate Family Members so long as in the case of each of (1) and (2) the transferee agrees to be bound by the restrictions of this Section 1 and (d) shares of Common Stock or other securities owned by the spouse of Stockholder or any other Immediate Family Member other than any securities subject to this Section 1 that are acquired by a transferee pursuant to the exception in (c) above.
     2. Ownership. During the Period, the Stockholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.
     3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.

     4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.
If to the Company:
Novaray Medical, Inc.
1850 Embarcadero
Palo Alto, CA 94303
Attention: Chief Financial Officer
Tel. No.: (408) 966-5738
Fax No.: (650) 565-8601
With copies to:
Morrison & Foerster, LLP
755 Page Mill Road
Palo Alto, California 94304-1018
Attn: Michael C. Phillips
Facsimile: (650) 494-0792
If to any Stockholder:
At the address of such Stockholder set forth below the signature below or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.
     5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

     6. Entire Agreement. This Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.
     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.
     8. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.
     9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.
     10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.
     12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

NOVARAY MEDICAL, INC.
By:	/s/ Jack Price
	Name:	Jack Price
	Title:	CEO

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
BIOBRIDGE, LLC

By:	/s/ Lynda Wijcik

	Name:	Lynda Wijcik

	Title:	Mng. Partner

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
LYNDA WIJCIK

By:	/s/ Lynda Wijcik

	Name:	Lynda Wijcik

Title:

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
WHEATLEY MEDTECH PARTNERS LP

By:	/s/ Barry Rubenstein

	Name:	Barry Rubenstein

	Title:	CEO, Wheatley Medtech Partners, LLC General Partner

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
HEARTSTREAM CAPITAL B.V.

By:	/s/ George Hersbach

	Name:	George Hersbach

	Title:	President & CEO

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
MARC WHYTE

By:	/s/ Marc Whyte

	Name:	Marc Whyte

Title:

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
EDWARD SOLOMON

By:	/s/ Edward Solomon

	Name:	Edward Solomon

Title:

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
JACK PRICE

By:	/s/ Jack Price

	Name:	Jack Price

Title:

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
TRIPLE RING TECHNOLOGIES, INC.

By:	/s/ Joseph A. Heanue

	Name:	Joseph A. Heanue

	Title:	President

Address:

Facsimile:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.
FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:	/s/ Carol Dodge		/s/ Eileen O’Shea

	Name:	Carol Dodge	Eileen O’Shea

	Title:	Director	Director

Address:

Facsimile:

Schedule A

STOCKHOLDER	AMOUNT OF SHARES BENEFICIALLY OWNED
1. BioBridge LLC	1,077,665
2. Lynda Wijcik	1,452,585
3. Wheatley MedTech Partners LP	2,109,021
4. Heartstream Capital B.V.	821,198
5. Marc Whyte	381,231
6. Edward Solomon	381,231
7. Jack Price	642,000
8. Triple Ring Technologies, Inc.	1,332,000
9. Fountainhead Capital Partners Limited	1,803,732